Exhibit 99.B(j)(1)

[DECHERT LLP LETTERHEAD]

July 30, 2009

ING Separate Portfolios Trust

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258-2034

Re:	ING Separate Portfolios Trust
(File Nos. 333-141111 and 811-22025)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 3 to the Registration Statement of ING Separate Portfolios Trust.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP